UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 4, 2011
Date of Report – (Date of earliest event reported)

CHINA GENGSHENG MINERALS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34649	91-0541437
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

No. 88 Gengsheng Road,
Dayugou Town, Gongyi, Henan,
People's Republic of China
(Address of Principal Executive Offices)

451271
(Zip Code)

(86) 371-64059818
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

          On January 4, 2011, China GengSheng Minerals, Inc. (the “Company”) entered into a letter agreement with Rodman & Renshaw, LLC (the “Placement Agent”) pursuant to which the Placement Agent agreed to act as placement agent on a reasonable best efforts basis in connection with the sale of shares of the Company’s common stock and warrants to purchase shares of the Company’s common stock in a registered direct public offering. The Company agreed to pay the Placement Agent an aggregate fee equal to 5.5% of the gross proceeds received in the offering, and to reimburse the Placement Agent for expenses incurred by it in connection with the offering in an amount equal to 1% of the gross proceeds received by the Company in the offering, but not in excess of $25,000.

          Also on January 4, 2011, the Company and certain institutional investors entered into a securities purchase agreement pursuant to which the Company agreed to sell to such investors an aggregate of 2,500,000 shares of common stock at a price of $4.00 per share for aggregate gross proceeds to the Company of $10,000,000. Each purchaser will receive warrants, exercisable for $4.00 per share for the six-month period beginning July 10, 2011 and ending January 11, 2012, to purchase 40% of the shares of common stock purchased by the purchaser in the offering.

          The Company anticipates that the net proceeds from the offering will be approximately $9,350,000, and that such net proceeds will be used for general corporate purposes, which may include working capital, expansion of the Company's production capacity in its fracture proppant business or other business segments, other capital expenditures and potential joint ventures. The Company anticipates that the offering will close on January 10, 2010.

          The shares of common stock, warrants to purchase common stock and shares of common stock issuable upon exercise of the investor warrants will be issued pursuant to a prospectus supplement dated as of January 10, 2011, which was filed with the Securities and Exchange Commission in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-165486), which became effective on April 28, 2010, and the base prospectus dated as of April 28, 2010 contained in such registration statement.

          Copies of the letter agreement with the Placement Agent, the securities purchase agreement and the form of warrant are filed herewith as Exhibits 10.1, 10.2 and 4.1, respectively. The foregoing summaries of the terms of the letter agreement with the Placement Agent, the securities purchase agreement and the warrants are subject to, and qualified in their entirety by reference to, such documents.

Item 7.01      Regulation FD Disclosure.

          On January 5, 2011, the Company announced the registered direct offering described in Item 1.01 above. A copy of the news release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

          The information contained in this Item 7.01 and Exhibit 99.1 to this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01.      Financial Statements and Exhibits.

          (d)      Exhibits.

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant to be issued by China GengSheng Minerals, Inc. to the investors and the placements agent in the offering (filed herewith)

10.1	Placement Agent Agreement dated January 4, 2011 between China GengSheng Minerals, Inc. and Rodman & Renshaw, LLC (filed herewith)

10.2	Form of Securities Purchase Agreement, dated January 4, 2011, by and between China GengSheng Minerals, Inc. and each of the investors in the offering (filed herewith)

99.1	News Release issued by China GengSheng Minerals, Inc. on January 11, 2011 announcing the offering (furnished herewith)

Note Regarding Forward-Looking Statements

          This filing contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are only predictions and are not guarantees of future performance. Investors are cautioned that any such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties, certain assumptions and factors relating to the operations and business environments of China GengSheng Minerals, Inc. and its subsidiaries that my cause the actual results of the companies to be materially different from any future results expressed or implied in such forward-looking statements. Although China GengSheng Minerals, Inc. believes that the expectations and assumptions reflected in the forward-looking statements are reasonable based on information currently available to its management, China GengSheng Minerals, Inc. cannot guarantee future results or events. China GengSheng Minerals, Inc. expressly disclaims a duty to update any of the forward-looking statement

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GENGSHENG MINERALS, INC.

Dated: January 10, 2011	By:	/s/ Shunqing Zhang

Name: Shunqing Zhang
Title: Chief Executive Officer